Exhibit 5.1

GAETA & EVESON, P.A.
Attorneys at Law

8305 Falls of Neuse Road, Suite 203

Raleigh, North Carolina 27615
(919) 845-2558 Telephone
(919) 518-2146 Facsimile

www.banklawnc.com

February 23, 2009

Board of Directors

AB&T Financial Corporation

292 West Main Avenue

Gastonia, North Carolina 28054

Re:	Registration of Securities underlying the AB&T Financial Corporation 2005 Incentive Stock Option Plan and the AB&T Financial Corporation 2005 Nonstatutory Stock Option Plan

Ladies and Gentlemen:

As counsel for AB&T Financial Corporation (the “Company”), we are furnishing the following opinion in connection with the proposed issuance by the Company of up to 535,510 shares of the Company’s common stock, $1.00 par value per share (the “Common Stock”), pursuant to the 2005 AB&T Financial Corporation Incentive Stock Option Plan and the 2005 AB&T Financial Corporation Nonstatutory Stock Option Plan (the “Plans”). These securities are the subject of a registration statement to be filed by the Company with the Securities and Exchange Commission on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), to which this opinion is to be attached as an exhibit.

We have examined the Articles of Incorporation and Bylaws of the Company, the minutes of meetings of the Board of Directors and shareholders and such other corporate records of the Company and other documents and have made such examinations of law as we have deemed relevant for the purposes of this opinion. Based upon such examination, it is our opinion that the 535,510 shares of Common Stock of the Company which are being registered pursuant to the Registration Statement may be legally issued in accordance with the Company’s Articles of Incorporation and Bylaws, and when so issued and duly delivered against payment therefor pursuant to the Plans as described in the Registration Statement, such shares of Common Stock will be legally issued, fully paid and nonassessable.

The opinion expressed herein does not extend to compliance with state and federal securities laws relating to the sale of these securities.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement that you are about to file with the Securities and Exchange Commission. In giving this consent we do not hereby admit that this firm is within the category of persons whose consent is required under Section 7 of the Securities Act or the regulations promulgated pursuant to the Securities Act.

Yours very truly,

                                                                            GAETA & EVESON, P.A.

                                                                           /s/ GAETA & EVESON, P.A.